UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

Kratos Defense & Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 17, 2014, Kratos Defense & Security Solutions, Inc. (the “Company”) announced that it has commenced an offer to exchange any and all of its outstanding $625 million aggregate principal amount of 7.000% Senior Secured Notes due 2019 (the “Initial Notes”) for an equal amount of new 7.000% Senior Secured Notes due 2019 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The terms and conditions of the exchange offer are set forth in the Company’s prospectus dated September 17, 2014, and the related letter of transmittal.

The exchange offer is being made pursuant to a Registration Rights Agreement entered into by the Company when it issued the Initial Notes on May 14, 2014. As the Company issued the $625 million aggregate principal amount of Initial Notes in a private placement transaction, the Initial Notes are subject to transfer restrictions. The purpose of the exchange offer is to allow holders of the Initial Notes to exchange their notes for New Notes that do not have these restrictions. Following the exchange offer, the Company will continue to have $625 million aggregate principal amount of 7.000% Senior Secured Notes due 2019 outstanding.

The terms of the New Notes to be issued in the exchange offer are identical in all material respects to the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act and will have no transfer restrictions under the federal securities laws.  The New Notes will be unconditionally guaranteed in the same manner as the Initial Notes.  Initial Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the federal securities laws, and the Company will have no further obligation to provide for the registration of such notes except under certain limited circumstances.

The exchange offer will expire at 5:00 p.m. New York City time, on October 16, 2014, unless extended by the Company. Valid tenders of the Initial Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, may be obtained from the exchange agent, Wilmington Trust, National Association, by regular mail, overnight Mail, or courier at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1615, Attention: Workflow Management, 5th Floor, or by facsimile transmission (eligible institutions only) at 302-636-4139, Attention:  Workflow Management.

This Current Report on Form 8-K does not constitute an offer to exchange or a solicitation of an offer to exchange the Initial Notes for the New Notes. The exchange offer will be made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The prospectus and the letter of transmittal have been filed with the Securities and Exchange Commission as part of a registration statement on Form S-4, which was declared effective on September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.
Date: September 17, 2014
	By:	/s/ Deborah S. Butera
	Name:	Deborah S. Butera
	Title:	Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary